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                                                                    EXHIBIT 16.1


January 8, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 8, 2002, of Gray Communications Systems, Inc. and are in agreement with the statements contained in paragraph (a)(i), (a)(ii), (a)(iv) and (a)(v) on Page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

There were no "reportable events" as that term is described in Item 304
(a)(l)(v) of Regulation S-K.


                                             /s/ Ernst & Young LLP


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